Exhibit 10.52

Business Cooperation Agreement

This Business Cooperation Agreement (hereinafter referred to as “this Agreement”) is made by and between the following parties in Beijing on December 1, 2011:

Party A: Beijing QIYI Century Science &Technology Co., Ltd.

Address: Room 1001, Floor 10, 2 Haidian East Third Street, Haidian District, Beijing

Party B: Beijing Xinlian Xinde Advertising Media Co., Ltd.

Address: Room 2108, 9 North Fourth Ring Third Street, Haidian District, Beijing

Whereas,

1.	Party A is a wholly foreign-owned enterprise that is duly incorporated and validly existing under the laws of the People’s Republic of China (“China”). It owns abundant experience and professional staff in software design, research & development, information technology, and services and possesses certain customer resources;

2.	Party B is a limited liability company that is duly incorporated and validly exists in Beijing, China, and is engaged in internet information service and other value-added telecommunication services. Party B now operates the websites of www.iqiyi.com (whose related connect domains include qiyi.com, qiyi.cn, qiyi.mobi, qiyi.tv, qiyi.asia, qiyi.tel, and qiyi.hk) (hereinafter collectively referred to as “IQIYI”); and

3.	Party A and Party B intend to cooperate closely and jointly develop network resources, to develop a long-term mutually-complementing and friendly partnership and provide customers with best internet information services.

NOW, THEREFORE, Party A and Party B, in the principle of equality and free will, reach the following cooperation agreement through friendly negotiation:

1.	Rights and Obligations of the Parties

1.1	Party A agrees that, internet information services (including but not limited to network information issuing and network information retrieval), online advertising, and other related services required during its business operation (including but not limited to information technology services) (and that may be involved during Party A’s provision of services or products to its customers) shall be supplied by Party B; Party B agrees to use P2P download, video-on-demand system, and other technological services supplied by Party A on its IQIYI website and to supply the said internet information service and related services.

1.2	Party A authorizes Party B to use application software systems owned by Party A, including but not limited to Baidu Download software, P2P download technology, and video-on-demand system, on IQIYI website. The Parties will otherwise agree on the scope of software licensing, licensing methods, and licensing fees.

2.	Payment and Settlement

2.1	In consideration of internet information service and other related services supplied by Party B, Party A agrees to pay Party B for the information and related services. Service charges shall be collected based on the rates specified in Annex I and be subject to adjustment by both Parties in line with the actual situation.

2.2	The Parties hereby acknowledge that, in respect of the internet information service and related services that Party B supplies to Party A prior to execution of this Agreement, Party A has paid all service charges in full by covering operation costs and other means.

3.	Representations and Warranties

3.1	Party A hereby represents and warrants that:

3.1.1	Party A is a wholly foreign-owned enterprise that is duly incorporated and validly exists under the laws of China;

3.1.2	Party A executes and performs this Agreement within its corporate power and scope of business and has taken necessary corporate actions, granted proper authorization, and obtained necessary consents and approvals from third parties and government authorities; and it does not violate any binding or affecting legal or corporate restrictions; and

3.1.3	This Agreement, upon execution, will constitute a legal, effective, and binding obligation that is enforceable against Party A under the provisions of this Agreement.

3.2	Party B hereby represents and warrants that:

3.2.1	Party B is a limited liability company that is duly incorporated and validly existing under the laws of China and intends to be engaged in internet information service and other value-added telecommunication businesses;

3.2.2	Party B executes and performs this Agreement within its corporate power and scope of business and has taken necessary corporate actions, granted proper authorization, and obtained necessary consents and approvals from third parties and government authorities; and it does not violate any binding or affecting legal or corporate restrictions;

3.2.3	This Agreement, upon execution, will constitute a legal, effective, and binding obligation that is enforceable against Party B under the provisions of this Agreement.

4.	Effectiveness and Term

4.1	This Agreement is executed and effective on the date first written above.

4.2	Unless this Agreement is terminated early under the provisions of this Agreement or related agreements otherwise made between the Parties, the term of this Agreement shall be [ten (10)] years. If, however, any Party’s term of business (including any renewal) expires or is terminated for other reasons during the said term of this Agreement, this Agreement shall be terminated upon such expiration or termination, unless the Party has transferred its rights and obligations under Clause 9 of this Agreement.

4.3	This Agreement, before expiration, will be renewed upon written confirmation of Party A and the term of such renewal shall be determined by Party A in writing.

5.	Confidentiality

The Parties acknowledge and confirm that any oral or written information communicated with each other regarding this Agreement is confidential information. The Parties shall keep such information confidential, and may not disclose such information to any third person without written consents of the other Party, except for (a) any information that has been known or will be known to the public (not disclosed by the receiving party to the public without consent); (b) any information disclosed as required by applicable laws and stock exchange rules; or (c) any information disclosed to either Party’s legal or financial advisor with respect to the transaction contemplated hereunder, who is required to perform similar obligation of confidentiality to those specified herein. Any disclosure by any employee of or any intermediary engaged by either Party shall be deemed a disclosure by such Party, and such Party shall assume the liability for breach of contract under this Agreement. No matter whether this Agreement becomes invalid, rescinded, altered, terminated, or inoperable, this provision will survive.

6.	Force Majeure

6.1	A “Force Majeure Event” means any event that is beyond the reasonable control of either Party and are unavoidable despite reasonable care by the affected Party, including but not limited to government acts, change of laws, Acts of God, fire, explosion, storm, flood, earthquake, tide, lightening, or war. Insufficiency of creditworthiness, fund, or financing, however, shall not be deemed an event beyond either Party’s reasonable control. The Party affected by a Force Majeure Event and seeking exemption of liabilities hereunder shall promptly notify the other Party of such event and steps to be taken to perform this Agreement.

6.2	When performance of this Agreement is delayed or prevented by any Force Majeure Event, the Party affected by the event shall not be held liable hereunder to the extent of such delay and prevention. The affected Party shall take appropriate measures to mitigate or eliminate the effect of the event, and shall try to resume performance of the obligation delayed or prevented by the event. Once the effect of the Force Majeure Event is eliminated, the Parties agree to use their best efforts to resume performance of this Agreement.

7.	Dispute Resolution

7.1	This Agreement shall be governed by and interpreted in accordance with the laws of China.

7.2	When the Parties have any dispute regarding interpretation or performance of any provision hereof, they shall negotiate in good faith to resolve such dispute. If the Parties fail to reach an agreement, either Party may submit the dispute to China International Economic and Trade Arbitration Commission for arbitration in accordance with its arbitration rules then in effect. The arbitration shall be conducted in Beijing and the language of arbitration shall be Chinese. The arbitration award shall be final and binding on the Parties.

8.	Notice and Service

Any notice or other communication given by either Party hereunder shall be made Chinese or English and be sent to the following address(es) of the other Party or both Parties by courier, registered mail, prepaid mail, or accepted express delivery service , or fax.

Party A: Beijing QIYI Century Science &Technology Co., Ltd.Address: Room 1001, Floor 10, 2 Haidian East Third Street, Haidian District, Beijing

Fax:

Tel:

Party B: Beijing Xinlian Xinde Advertising Media Co., Ltd.Address: Room 2108, 9 North Fourth Ring Third Street, Haidian District, Beijing

Fax:

Tel:

9.	Transfer

Party B shall not transfer its rights and obligations hereunder to any third party, unless consented by Party A in writing in advance. Party B hereby agrees that, Party A may transfer its rights and obligations hereunder to other third parties when it requires. Party A only needs to notify Party B in writing of occurrence of such transfer, without consent of Party B in respect of such transfer.

10.	Amendments and Supplements

The Parties shall make amendments and supplements to this Agreement by written agreement. Amended agreements and supplemental agreements in relation to this Agreement duly signed by the Parties shall constitute an integral part of this Agreement and shall have the same legal effect of this Agreement.

11.	Severability

If any of the provisions hereof becomes invalid or unenforceable because of inconsistency of applicable laws, this provision shall only be held invalid to the extent governed by applicable laws and shall not affect the validity or enforceability of other provisions hereof.

12.	Entire Agreement

This Agreement constitutes the complete agreement and understanding reached by the Parties hereto in respect of the subject matter hereof and shall supersede all oral and written agreements and consensus reached between the Parties in respect of the subject matter hereof prior to this Agreement.

13.	Counterparts

This Agreement is written in Chinese. It is made in two counterparts, with each Party holding one. All counterparts shall have the same legal effect.

IN WITNESS WHEREOF, the Parties have had their legal representatives or their authorized representatives to execute this Agreement on the date first written above.

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Party A:	Beijing QIYI Century Science &Technology Co., Ltd. (seal)

By:	/s/ Gong Yu
Title:	legal/authorized representative

Party B:	Beijing Xinlian Xinde Advertising Media Co., Ltd. (seal)

By:	/s/ Geng Xiaohua
Title:	legal/authorized representative

Schedule I: Rates of Service Charges

The rates of service charges shall be otherwise agreed by the Parties through negotiation. Party B has the right to decide whether to exempt Party A from related service charges or not.